As filed with the Securities and Exchange Commission on July 2, 1998

                                        Registration No. 333-____________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

   Northwestern Corporation           Delaware            46-0172280
   Northwestern Capital Financing I   Delaware            Applied for
   Northwestern Capital Financing II  Delaware            Applied for
   Northwestern Capital Financing III Delaware            Applied for
   (Exact name of registrant as  (State or other juris-   (I.R.S. Employer
   specified in its charter)     diction of incorpora-    Identification
                                 tion or organization)    No.)


                               33 Third St. SE
                       Huron, South Dakota 57350-1605
                               (605) 352-8411
        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                              Alan D. Dietrich
                 Vice President - Law & Corporate Secretary
                          NORTHWESTERN CORPORATION
                           600 Market Street West
                       Huron, South Dakota  57350-1500
                               (605) 353-7606
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                               With copies to:
                              Robert J. Minkus
                            Schiff Hardin & Waite
                              6600 Sears Tower
                          Chicago, Illinois  60606

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]





   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities only in connection with dividend or interest reinvestment plans, check the following box. [x]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       Calculation of Registration Fee

                                                                             Proposed       Proposed
                                                                             maximum        maximum
                                                                             offering       aggregate         Amount of
       Title of each class of                       Amount to be             price per      offering          registration
       securities to be registered                  registered               unit (1)       price (1)         fee
       ------------------------------------------   -----------------        ---------      ---------         ------------
       Mortgage Bonds (2)  . . . . . . . . . . .
       Senior Debt Securities (3)  . . . . . . .
       Subordinated Debt Securities (4)  . . . .
       Cumulative Preferred Stock,
          $100 par value (5)   . . . . . . . . .
       Preference Stock, $50 par value (6)   . .    $500,000,000 (10)          100%         $500,000,000      $147,500

       Common Stock, $1.75 par value
          and related Common Stock
          Purchase Rights (7)  . . . . . . . . .
       Preferred Securities of
          Subsidiary Trusts (8) (9)  . . . . . .
       Common Stock, $1.75 par value,
          and related Common Stock
          Purchase Rights  . . . . . . . . . . .         (11)                   (12)            (12)            (12)
       Common Stock, $1.75 par value,
          and related Common Stock
          Purchase Rights (13)   . . . . . . . .       1,279,476             $24.484375     $31,327,170         $9,242
                                                                                (14)            (14)


     (1)      Estimated solely for the purpose of calculating the registration fee.







     (2)      In no event will the aggregate initial price of the Mortgage Bonds exceed $500,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) or, if any such Mortgage Bonds are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $500,000,000.
     (3)      In no event will the aggregate initial price of the Senior Debt Securities exceed $500,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) or, if any such Senior Debt
              Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $500,000,000.
     (4)      In no event will the aggregate initial price of the Subordinated Debt Securities exceed $500,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) or, if any such Subordinated
              Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $500,000,000.
     (5)      In no event will the aggregate initial price of the Cumulative Preferred Stock exceed $500,000,000.
     (6)      In no event will the aggregate initial price of the Preference Stock exceed $500,000,000.
     (7)      In no event will the aggregate initial price of the Common Stock exceed $500,000,000 or, if applicable, such lesser amount as is provided in Rule 415.
     (8)      In no event will the aggregate initial price of the Preferred Securities of Subsidiary Trusts exceed
              $500,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) or, if any such Preferred Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $500,000,000.
     (9)      Includes the guarantees of Northwestern Corporation, for which no separate consideration will be received.
     (10)     In no event will the aggregate initial price of the Mortgage Bonds, Senior Debt Securities, Subordinated Debt
              Securities, Cumulative Preferred Stock, Preference Stock and Common Stock referred to in footnotes (2)
              through (7) (or, where Subordinated Debt Securities are issued to Subsidiary Trusts, Preferred Securities of
              Subsidiary Trusts referred to in footnote (8)) exceed $500,000,000.
     (11)     Such indeterminate number of shares of Common Stock as may be issuable upon conversion or exchange of any
              Mortgage Bonds, Senior Debt Securities, Subordinated Debt Securities, Cumulative Preferred Stock or
              Preference Stock that provide for conversion or exchange into Common Stock.
     (12)     No separate consideration will be received for the shares of Common Stock issued upon conversion or exchange of Mortgage Bonds, Senior Debt Securities, Subordinated Debt Securities, Cumulative Preferred Stock or
              Preference Stock.
     (13)     Issuable upon exercise of outstanding warrants to purchase Common Stock held by selling securityholders.
     (14)     Based on the average of the high and low sale prices of the Common Stock on June 25, 1998, as reported in the consolidated reporting system.


   The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
















   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JULY 2, 1998

   PROSPECTUS

   [LOGO]

                                $500,000,000

                          NORTHWESTERN CORPORATION
                               MORTGAGE BONDS
                           SENIOR DEBT SECURITIES
                        SUBORDINATED DEBT SECURITIES
                         CUMULATIVE PREFERRED STOCK
                              PREFERENCE STOCK
                                COMMON STOCK

                      NORTHWESTERN CAPITAL FINANCING I
                      NORTHWESTERN CAPITAL FINANCING II
                     NORTHWESTERN CAPITAL FINANCING III
                            PREFERRED SECURITIES
                Guaranteed to the extent set forth herein by
                          Northwestern Corporation
                           ______________________

                              1,279,476 Shares

                          NORTHWESTERN CORPORATION
                                COMMON STOCK
                   Offered by Certain Selling Stockholders
            _____________________________________________________

        Northwestern Corporation, a Delaware corporation formerly named Northwestern Public Service Company (the "Company"), may from time to time offer (i) its Mortgage Bonds, in one or more series ("Mortgage Bonds"); (ii) its Senior Debt Securities, which may consist of debentures, notes and/or other unsecured evidences of indebtedness in one or more series ("Senior Debt Securities"); (iii) its Subordinated
   Debt Securities, which may consist of debentures, notes and/or other unsecured evidences of indebtedness, subordinated to the extent set forth therein, in one or more series ("Subordinated Debt Securities" and, together with the Senior Debt Securities, "Debt Securities");
   (iv) shares of its Cumulative Preferred Stock, $100 par value, in one or more series ("Preferred Stock"); (v) shares of its Preference
   Stock, $50 par value, in one or more series ("Preference Stock"); and





   (iv) shares of its Common Stock, $1.75 par value (including related Common Stock Purchase Rights) ("Common Stock") at an aggregate initial offering price not to exceed $500,000,000 at prices and on terms to be determined at the time of sale.

        Northwestern Capital Financing I, Northwestern Capital Financing II and Northwestern Capital Financing III, each a statutory business trust formed under the laws of the State of Delaware (a "Trust"), may offer, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective Trusts ("Preferred Securities") at an aggregate initial offering price not to exceed $500,000,000 at prices and on terms to be determined at the time of sale. The Company will own all of the common securities of each Trust, and the sole assets of each Trust will be a series of the Company's Subordinated Debt Securities. The payment of periodic cash distributions with respect to the Preferred Securities and common securities (collectively, "Trust Securities") of a Trust and payments on redemption of the Trust Securities or liquidation of the Trust, in each case out of funds held by the Trust, will be guaranteed by the Company to the extent described herein (the "Guarantees").

        In addition, certain persons (the "Selling Stockholders") may offer, from time to time, up to an aggregate of 1,279,476 shares of Common Stock, at prices and on terms to be determined at the time of sale.

        The Mortgage Bonds, Debt Securities, Preferred Stock, Preference Stock and Common Stick of the Company, and the Preferred Securities of the Trusts (together with the related Guarantees of the Company), are collectively referred to as the "Securities."

        Securities will be offered at prices and on terms to be determined and which will be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement"). Each Prospectus Supplement will set forth with regard to the particular Securities being offered by the Company or a Trust: (i) in the case of Mortgage Bonds and Debt Securities, the title, aggregate offering amount, denominations (which may be in United States dollars or a foreign currency or currency unit), maturity, interest rate, if any (which may be fixed or variable), or the method of calculation of interest, interest payment dates, any terms for deferring payment of interest at the election of the Company, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any conversion or exchange rights, any listing on a securities exchange, the initial offering price and any other terms in connection with the offering and sale of such Mortgage Bonds or Debt Securities; (ii) in the case of Preferred Stock or Preference Stock, the designation, aggregate offering amount, stated value and liquidation preference per share, dividend rate, or the method of calculation, dividend payment dates, dates from which dividends will accrue, any redemption or sinking fund provisions, any conversion or exchange rights, any listing of the Preferred Stock or Preference Stock on a securities






   exchange, the initial offering price and any other terms in connection with the offering and sale of such Preferred Stock or Preference Stock; (iii) in the case of Common Stock, the number of shares and the terms of offering thereof; and (iv) in the case of Preferred Securities of a Trust, the identity of the Trust, title, aggregate offering amount, stated liquidation preference, denominations, maturity, distribution rate, if any (which may be fixed or variable), or the method of calculation of distributions, distribution payment dates, any terms on which distributions may be deferred, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any conversion or exchange rights, any listing on a securities exchange, the initial offering price and any other terms in connection with the offering and sale of such Preferred Securities. Each Prospectus Supplement relating to Common Stock being offered by one or more Selling Stockholders will set forth the identity of each offering Selling Stockholder, the number of shares being offered and the terms of offering thereof. The Prospectus Supplement will also contain information, as applicable, about certain United States Federal income tax considerations relating to the particular Securities being offered.

        The Common Stock is listed on the New York Stock Exchange under the symbol "NOR." Any Common Stock sold pursuant to a Prospectus Supplement will be approved for listing, subject to notice of issuance, on such exchange.

        The Company, the Trusts and the Selling Stockholders may sell Securities to or through underwriters and may also sell Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by each underwriter and the compensation, if any, of such underwriters or agents. See "Plan of Distribution."

        This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

        The date of this Prospectus is ______________________, 1998.



















                            AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web that contains reports, proxy statements and other information regarding the Company. The address of the Commission's Web site is http://www.sec.gov. In addition, the Company's reports and proxy statements may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The Company has filed with the Commission a Registration Statement on Form S-3 (including any amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto, which may be inspected at the public reference facilities maintained by the Commission at the addresses set forth above or through the Commission's Web site.

        No separate financial statements of any Trust have been included herein. The Company and the Trusts do not consider that such financial statements would be material to the holders of the Trusts' Preferred Securities because each Trust is a special purpose entity, with no operating history or independent operations, which is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities of the Company and issuing its Trust Securities as described below. Furthermore, taken together, the Company's obligations under the Subordinated Debt Securities held by a Trust, the indenture under which such Subordinated Debt Securities are issued, the applicable Trust Declaration and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payment in respect of the Preferred Securities. For this same reason, the Company does not expect that any Trust will file reports with the Commission pursuant to the Exchange Act.










                     DOCUMENTS INCORPORATED BY REFERENCE

        The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this
   Prospectus:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

        2. The Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 1998.

        3. The description of the Common Stock contained in the Company's registration statement on Form S-3 (registration no. 33-60423), and any document filed which updates such description.

        4. The description of the Company's Common Stock Purchase Rights contained in the Company's registration statement on Form 8-A, dated December 11, 1996, and any document filed which updates such description.

        5. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made by this Prospectus also shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for copies should be directed to Alan D. Dietrich, Vice President - Law and Corporate Secretary, Northwestern Corporation, 600 Market Street West, Huron, South Dakota 57350-1500, telephone number: (605) 353-7606.











                                NORTHWESTERN

        The Company is a nationwide diversified energy, telecommunications and related services provider. It generates and distributes electric energy to approximately 56,000 customers in eastern South Dakota. The Company also purchases, distributes, sells and transports natural gas to approximately 79,000 customers in central Nebraska and eastern South Dakota. The Company, through its majority-owned subsidiaries, also owns approximately 35% of Cornerstone Propane Partners, L.P., a publicly traded master limited partnership for which a subsidiary of the Company serves as managing general partner. Cornerstone serves more than 380,000 propane customers in 26 states. The Company, through its consolidated and unconsolidated subsidiaries, is also engaged in certain non-energy manufacturing industries and owns companies engaged in heating, ventilation and air conditioning and telecommunications services. The Company was incorporated under the laws of the State of Delaware in 1923. The Company has its principal office at 33 Third Street SE, Huron, South Dakota 57350-1605. Its telephone number is (605) 352-8411.

                                 THE TRUSTS

        Each of Northwestern Capital Financing I, Northwestern Capital Financing II and Northwestern Capital Financing III is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as sponsor, and the Capital Financing Trustees (as defined below), as trustees (as such declaration may be amended from time to time, the "Trust Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. Each Trust exists for the exclusive purposes of (i) issuing the Trust Securities of such Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Subordinated Debt Securities of the Company and
   (iii) engaging in only those other activities necessary or incidental thereto. All of the common securities representing undivided beneficial interests in the assets of a Trust (the "Common Securities") will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Trust. Each Trust has a term of approximately 55 years but may terminate earlier, as provided in the applicable Trust Declaration. The Company will pay all fees and expenses related to the Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by the Company as described under "Description of the Guarantees." The principal place of business of






   each Trust is c/o the Company, 33 Third Street S.E., Huron, South Dakota, 57350-1318, telephone (605) 352-8411.

        The business and affairs of each Trust will be conducted by the trustees (the "Capital Financing Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. A majority of the Capital Financing Trustees will be persons who are employees or officers of or who are affiliated with the Company. One Capital Financing Trustee of each Trust will be a financial institution that is not affiliated with the Company and has aggregate capital, surplus and undivided profits of not less than $50,000,000, which institution will act as property trustee under the applicable Trust Declaration (the "Property Trustee") and as an indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Capital Financing Trustee of each Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The initial Property Trustee of each Trust is Wilmington Trust Company, a Delaware banking corporation, which maintains a principal place of business in Delaware. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Financing Trustees of each Trust. The duties and obligations of the Capital Financing Trustees for each Trust will be governed by the applicable Trust Declaration.

                               USE OF PROCEEDS

        Except as may be set forth in the applicable Prospectus Supplement, the net proceeds from the sale of any Securities offered by the Company will be used for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, working capital and other investments in, or acquisitions of, businesses and assets. Pending application of such net proceeds for specific purposes, such proceeds may be invested in short-term or marketable securities. Specific allocations of proceeds to a particular purpose that have been made at the date of any Prospectus Supplement will be described therein.

        Each Trust will use all of the proceeds received from the sale of its Trust Securities to purchase Subordinated Debt Securities from the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds to the Company from the sale of Subordinated Debt Securities to a Trust will be added to the Company's general funds and used for general corporate purposes.

        Neither the Company nor any Trust will receive any proceeds from Securities sold by any Selling Stockholder.









              RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
              TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

        The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the Company for the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997, and for the three-month period ended March 31, 1998. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and minority interest, "fixed charges" consist of interest on all indebtedness, amortization of debt expense and the percentage of rental expense on operating leases deemed representative of the interest factor, and "preferred dividends" represent dividends paid on all preferred shares (consisting solely of shares of Cumulative Preferred Stock) outstanding during the periods.

                                                                                                        Quarter
                                                               YEAR ENDED DECEMBER 31,                   Ended
                                                                                                       March 31,
                                                   1993      1994      1995       1996      1997         1998(1)
                                                   ----      ----      ----       ----      ----       ---------
       Ratio of Earnings to Fixed Charges  . .     3.5       3.4       3.4        3.2       3.0          4.3
       Ratio of Earnings to Combined
          Fixed Charges and Preferred
          Dividends  . . . . . . . . . . . . .     3.5       3.4       3.1        2.7       2.6          5.2

   _______________
   (1)  Results for quarter ended March 31, 1998 are not necessarily indicative of results for the year ended
        December 31, 1998.

                              PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        The Company's Common Stock is listed on the New York Stock Exchange under the symbol "NOR." The following table sets forth, for the calendar quarters shown, the range of high and low composite prices of the Common Stock on the New York Stock Exchange and the cash dividends declared on the Common Stock, in each case as adjusted for the two-for-one stock split in May 1997.

                                                                                                    Dividends
                                                            High                  Low                Declared
                                                            ----                  ---               ---------
      1996
               First quarter   . . . . . . . . . .         $15-1/8              $13-3/4               $.22
               Second quarter    . . . . . . . . .         14-13/16              13-5/8                .22
               Third quarter   . . . . . . . . . .         15-9/16              16-7/16                .22
               Fourth quarter    . . . . . . . . .          18-1/4                 15                  .23
       1997
               First quarter   . . . . . . . . . .          19-3/4              16-15/16               .23
               Second quarter    . . . . . . . . .          22-1/4              18-5/16                .23
               Third quarter   . . . . . . . . . .          21-1/4               17-3/4                .23
               Fourth quarter    . . . . . . . . .          23-1/2              18-7/16                .2425






                                                                                                    Dividends
                                                            High                  Low                Declared
                                                            ----                  ---               ---------
       1998
               First quarter  . . . . . . . . . .            24                21-15/16               .2425
               Second quarter . . . . . . . . . .          25-1/4               20-1/4                .2425

                        DESCRIPTION OF MORTGAGE BONDS

        The Mortgage Bonds will be bonds, notes or other evidences of indebtedness authenticated and delivered under a General Mortgage Indenture and Deed of Trust, dated as of August 1, 1993, between the Company and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank, N.A.), as trustee (the "Bond Trustee"). Such General Mortgage and Deed of Trust, as supplemented by various supplemental indentures, is hereinafter referred to as the "Mortgage." A copy of the Mortgage, as supplemented to date, has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the supplemental indenture relating to each series of Mortgage Bonds will be filed as an exhibit to or incorporated by reference in the Registration Statement at or prior to the time of issuance of such series of Mortgage Bonds. The following summary of certain provisions of the Mortgage does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Mortgage, including the definitions set forth therein. Capitalized terms used under this heading which are not otherwise defined in this Prospectus have the meanings given them in the Mortgage. References to article and section numbers in this description of the Mortgage Bonds, unless otherwise indicated, are references to article and section numbers of the Mortgage.

   GENERAL

        The maximum principal amount of Mortgage Bonds which may be issued under the Mortgage is limited to $500,000,000, provided that, without the consent of the holders of outstanding Mortgage Bonds, the Company and the Bond Trustee may enter into supplemental indentures to increase such amount. As of June 15, there were outstanding $25 million of 6.99% Series Mortgage Bonds due 2002, $60 million of 7.10% Series Mortgage Bonds due 2005 and $55 million of 7% Series Mortgage Bonds due 2023. Additional Mortgage Bonds may be issued under the Mortgage on the basis of property additions, retired bonds and cash. See "Issuance of Additional Mortgage Bonds" below. The Prospectus Supplement relating to the series of Mortgage Bonds offered thereby (the "Offered Mortgage Bonds") will describe the following terms of the Offered Mortgage Bonds: (i) the title (series designation) of the Offered Mortgage Bonds; (ii) any limit upon the aggregate principal amount of Offered Mortgage Bonds; (iii) the percentage of the principal amount at which the Offered Mortgage Bonds will be issued








   and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon acceleration of the maturity thereof, or the method by which such portion will be determined; (iv) the date or dates on which the principal of the Offered Mortgage Bonds will be payable; (v) the rate or rates at which the Offered Mortgage Bonds will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined; (vi) the dates on which such interest will be payable and the regular record dates for any interest payment dates and the basis on which interest will be calculated; (vii) the bases on which the Offered Mortgage Bonds will be issued; (viii) the option, if any, of the Company to redeem the Offered Mortgage Bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which the Offered Mortgage Bonds may be redeemed, in whole or in part, upon the exercise of such option; (ix) the obligation, if any, of the Company to redeem or purchase the Offered Mortgage Bonds pursuant to any sinking fund or analogous provisions or at the option of the holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which the Offered Mortgage Bonds will be redeemed, in whole or in part, pursuant to such obligation; (x) the denominations in which the Offered Mortgage Bonds will be issuable and any provision for the Offered Mortgage Bonds to be denominated, and payments thereon to be made, in currencies other than the United States dollar or in units based on or relating to such other currencies; and (ix) any other terms of the Offered Mortgage Bonds not inconsistent with the provisions of the Mortgage.

        While the Mortgage contains provisions for the maintenance of the Mortgaged Property, it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in a Supplemental Indenture (and described in the applicable Prospectus Supplement), there will be no provisions for any such funds for the Mortgage Bonds.

        Mortgage Bonds may be issued as discount bonds, which may be sold at a discount below their principal amount. These Mortgage Bonds, as well as other Mortgage Bonds that are not issued at a discount below their principal amount, may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" because of, among other things, certain interest payment characteristics. Special United States Federal income tax considerations applicable to Offered Mortgage Bonds issued with original issue discount, including discount bonds, will be described in more detail in the applicable Prospectus Supplement. In addition, special United States Federal income tax considerations or other restrictions or terms applicable to any Offered Mortgage Bonds which are issuable in bearer form, offered exclusively to United States aliens, denominated in a currency other than United States dollars or having certain other characteristics will be set forth in the Prospectus Supplement relating thereto.






        Other than the security afforded by the lien of the Mortgage and the restrictions on the issuance of additional Mortgage Bonds, there are no provisions of the Mortgage which afford the holders of the Offered Mortgage Bonds protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company. See "Consolidation, Merger, Conveyance, Transfer or Lease" below.

   REDEMPTION OF THE MORTGAGE BONDS

        Any terms for the optional or mandatory redemption of the Offered Mortgage Bonds will be set forth in the applicable Prospectus Supplement. Except as otherwise be provided in the applicable Prospectus Supplement with respect to Mortgage Bonds redeemable at the option of the holder, Mortgage Bonds will be redeemable only upon notice by mail not less than 30 days prior to the date fixed for redemption, and, if less than all the Mortgage Bonds of a series, or any tranche thereof, are to be redeemed, the particular Mortgage Bonds to be redeemed will be selected by such method as shall be provided for the particular series or tranche, or in the absence of any such provision, by such method as the Bond Registrar deems fair and appropriate. (See Sections 5.03 and 5.04.)

        Any notice of redemption at the option of the Company may state that such redemption will be conditioned upon receipt by the Bond Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Mortgage Bonds and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Mortgage Bonds. (See Section 5.04.)

   SECURITY

        Except as discussed below, Mortgage Bonds now or hereafter issued under the Mortgage will be secured primarily by the lien of the Mortgage on the Company's properties used in the generation, production, transmission or distribution of electricity or the distribution of gas in any form and for any purpose in the States of South Dakota or Nebraska, together with the properties owned by the Company as of August 1, 1993 located in the States of North Dakota and Iowa (which consist principally of shared ownership interests in electric generating facilities), but not, unless the Company otherwise elects, any future acquired properties in the States of North Dakota and Iowa.

        The lien of the Mortgage is subject to permitted liens which include tax liens and other governmental charges which are not delinquent and which are being contested, construction and materialmen's liens, certain judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, certain property of the Company, certain leasehold interests, liens on the Company's pollution control and sewage and






   solid waste facilities and certain other liens and encumbrances.  (See
   Section 1.01.)

        There are excepted from the lien of the Mortgage, among other things, cash and securities not paid to, deposited with or held by the Bond Trustee under the Mortgage; contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, certain intellectual property rights and other general intangibles; permits, licenses and franchises; automobiles, other vehicles, movable equipment, aircraft and vessels; all goods, wares and merchandise held for sale in the ordinary course of business or for use by or for the benefit of the Company; fuel, materials, supplies and other personal property consumable in the operations of the Company's business; computers, machinery and equipment; coal, ore, gas, oil, minerals and timber mined or extracted from the land; gas transmission lines connecting wells with main or branch trunk lines or field gathering lines connecting wells with main or branch trunk lines; electric energy, gas, steam, water and other products generated, produced or purchased; leasehold interests; and all books and records. (See Granting Clauses.)

        Without the consent of the holders of any Mortgage Bonds, the Company and the Bond Trustee may enter into supplemental indentures to subject to the lien of the Mortgage additional property, whether or not used in the electric or gas utility businesses (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property, so long as the same would otherwise constitute Property Additions (as described below), would thereupon constitute Property Additions and be available as a basis for the issuance of Mortgage Bonds. See "Issuance of Additional Mortgage Bonds" below.

        The Mortgage contains provisions subjecting after-acquired property to the lien of the Mortgage. These provisions are limited in the case of consolidation or merger (whether or not the Company is the surviving corporation) or sale of substantially all of the Company's assets. In the event of the consolidation or merger of the Company or the transfer of all the Mortgaged Property as or substantially as an entirety, the Mortgage will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation, except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. (See Article Thirteen and "Consolidation, Merger, Conveyance, Transfer or Lease" below.) In addition, after-acquired property may be subject to vendors' liens, purchase money mortgages and other liens thereon at the time of acquisition.

        The Mortgage provides that the Bond Trustee will have a lien, prior to the lien on behalf of the holders of Mortgage Bonds, upon Mortgaged Property and any money collected by the Bond Trustee as






   proceeds of the Mortgaged Property, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

   ISSUANCE OF ADDITIONAL MORTGAGE BONDS

        The maximum principal amount of Mortgage Bonds which may be issued under the Mortgage is limited to $500,000,000, provided that, without the consent of the holders of any Mortgage Bonds, the Company and the Bond Trustee may enter into supplemental indentures to increase such amount. (See Sections 3.01 and 14.01.) Mortgage Bonds of any series may be issued from time to time under Article Four of the Mortgage on the basis of, and in an aggregate principal amount not exceeding:

             (1) 75% of the cost or fair value (whichever is less) of Property Additions which do not constitute "bonded" Property Additions (generally, Property Additions which have been made the basis of the authentication and delivery of Mortgage Bonds, the release of Mortgaged Property or cash withdrawals) after certain deductions and additions, primarily including adjustments to offset property retirements;

             (2) the aggregate principal amount of "Retired Bonds" (which consist of Mortgage Bonds no longer outstanding under the Mortgage (including Mortgage Bonds deposited under any sinking or analogous funds) which have not been used for certain other purposes under the Mortgage and which are not to be paid, redeemed or otherwise retired by the application of funded cash); and

             (3)  an amount of cash deposited with the Bond Trustee.

        In general, the issuance of Mortgage Bonds is subject to Adjusted Net Earnings of the Company (as described below) for 12 consecutive months within the preceding 18 months being at least one and three-fourths the Annual Interest Requirements on all Mortgage Bonds then outstanding or applied for, and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the Mortgage, except that no such net earnings requirement need be met if the additional Mortgage Bonds to be issued are to have no stated interest rate prior to maturity. The Company is not required to satisfy the net earnings requirement prior to issuance of Mortgage Bonds in replacement of Retired Bonds unless (a) the stated maturity of the Retired Bonds is more than five years after the date of the Company's order to authenticate and deliver such additional Mortgage Bonds and
   (b) the stated interest rate, if any, on such Retired Bonds immediately prior to maturity is less than the initial stated interest rate, if any, on such Mortgage Bonds. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in






   effect upon initial authentication.  (See Section 1.03 and Article
   Four.)

        Adjusted Net Earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense or impairment due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in the Company's books of account; and any refund of revenues previously collected or accrued by the Company subject to possible refund. With respect to Mortgage Bonds of a series subject to a periodic offering (such as a medium-term note program), the Bond Trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the Mortgage Bonds of such series (unless the Company's order requesting the authentication and delivery of such Mortgage Bonds is delivered on or after the date which is two years after the most recent net earnings certificate was delivered, in which case an updated certificate would be required to be delivered). (See Sections 1.03 and 4.01.)

        Property Additions generally include any property which is owned by the Company and is subject to the lien of the Mortgage, except any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of the Company. (See
   Section 1.04.)

   RELEASE OF PROPERTY

        The Company may obtain the release from the lien of the Mortgage of any Mortgaged Property if the fair value of all of the Mortgaged Property (excluding the Mortgaged Property to be released but including any Mortgaged Property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of Mortgage Bonds outstanding.

        The Mortgage provides simplified procedures for the release of minor properties and property taken by eminent domain and provides for dispositions of certain obsolete property and grants of surrender of certain rights without any release or consent by the Bond Trustee.

        If any property released from the lien of the Mortgage continues to be owned by the Company after such release, the Mortgage will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property. (See Article Eight.)









   WITHDRAWAL OF CASH

        Subject to certain limitations, cash held by the Bond Trustee may
   (1) be withdrawn by the Company (a) to the extent of the cost or fair value (whichever is less) of unbonded Property Additions, after certain deductions and additions primarily including adjustments to offset retirements, or (b) in an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of Mortgage Bonds that the Company would be entitled to issue on the basis of Retired Bonds (with the entitlement to such issuance being waived by operation of such withdrawal), or (c) in an amount equal to twenty-fifteenths (20/15ths) of the aggregate principal amount of any outstanding Mortgage Bonds delivered to the Bond Trustee, or (2) upon the request of the Company, be applied to (a) the purchase of Mortgage Bonds (at prices not exceeding twenty-fifteenths (20/15ths) of the principal amount thereof) or (b) the redemption or payment at stated maturity of Mortgage Bonds (with any Mortgage Bonds received by the Bond Trustee pursuant to these provisions being canceled by the Bond Trustee) (see
   Section 8.06); provided, however, that cash deposited with the Bond Trustee as the basis for authentication and delivery of Mortgage Bonds, may only be withdrawn in an amount equal to the aggregate principal amount of Mortgage Bonds the Company would be entitled to issue on any basis (with the entitlement to such issuance being waived by operation of such withdrawal), or may, upon the request of the Company, be applied to the purchase, redemption or payment of Mortgage Bonds at prices not exceeding, in the aggregate, the principal amount thereof (See Sections 4.05 and 7.02).

   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        The Company may not consolidate with or merge into any other corporation or convey, transfer or lease the Mortgaged Property as or substantially as an entirety to any person unless (a) such transaction is on such terms as will fully preserve the lien and security of the Mortgage and the rights and powers of the Bond Trustee and the holders of Mortgage Bonds, (b) the corporation formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and such corporation executes and delivers to the Bond Trustee a supplemental indenture, which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Mortgage Bonds and the performance of all of the covenants of the Company under the Mortgage and which contains a grant, conveyance, transfer and mortgage by the corporation confirming the lien of the Mortgage on the Mortgaged Property and subjecting to such lien all property thereafter acquired by the corporation which constitutes an improvement, extension or addition to the Mortgaged Property or a renewal, replacement or substitution of or for any part thereof, and, at the election of the corporation, subjecting to the






   lien of the Mortgage such other property then owned or thereafter acquired by the corporation as the corporation may specify, and (c) in the case of a lease, such lease will be made expressly subject to termination by the Company or the Bond Trustee at any time during the continuance of an Event of Default under the Mortgage. (See Section 13.01.)

        The Mortgage does not contain provisions requiring the repurchase of the Offered Mortgage Bonds upon the change in control of the Company.

   MODIFICATION OF MORTGAGE

        Without the consent of the holders of any Mortgage Bonds, the Company and the Bond Trustee may enter into one or more supplemental indentures for any of the following purposes:

             (a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Mortgage and in the Mortgage Bonds; or

             (b) to add one or more covenants of the Company or other provisions for the benefit of all holders of Mortgage Bonds or for the benefit of the holders of, or to remain in effect only so long as there are outstanding, Mortgage Bonds of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon the Company by the Mortgage; or

             (c) to correct or amplify the description of any property at any time subject to the lien of the Mortgage, or better to assure, convey and confirm to the Bond Trustee any property subject or required to be subjected to the lien of the Mortgage, or to subject to the lien of the Mortgage additional property; or

             (d) to convey, transfer and assign to the Bond Trustee and to subject to the lien of the Mortgage with the same force and effect as if included in the Mortgage, property of subsidiaries of the Company used or to be used for one or more purposes which if owned by the Company would constitute property used or to be used for one or more of the primary purposes of the Company's business, which property will for all purposes of the Mortgage be deemed to be property of the Company, together with such other provisions as may be appropriate to express the respective rights of the Bond Trustee and the Company in regard thereto; or

             (e) to change or eliminate any provision of the Mortgage or to add any new provision to the Mortgage, provided that if such change, elimination or addition adversely affects the interests of the holders of the Mortgage Bonds of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when






        no Mortgage Bonds of such series or tranche remain outstanding under the Mortgage; or

             (f) to establish the form or terms of the Mortgage Bonds of any series or tranche as permitted by the Mortgage; or

             (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

             (h) to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee; or

             (i) to provide for the procedures required to permit the Company to utilize, at its option, a noncertificated system of registration for all, or any series or tranche of, the Mortgage Bonds; or

             (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on the Mortgage Bonds of any series, or any tranche thereof, will be payable, (2) any Mortgage Bonds of any series, or any tranche thereof, may be surrendered for registration of transfer, (3) any Mortgage Bonds of any series, or any tranche thereof, may be surrendered for exchange or (4) notices and demands to or upon the Company in respect of the Mortgage Bonds of any series, or any tranche thereof, and the Mortgage may be served; or

             (k) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Mortgage, so long as such other changes or additions do not adversely affect the interests of the holders of Mortgage Bonds of any series or tranche in any material respect; or

             (l) to reflect changes in generally accepted accounting principles; or

             (m) to provide the terms and conditions of the exchange or conversion, at the option of the holders of Mortgage Bonds of any series, of the Mortgage Bonds of such series for or into Mortgage Bonds of other series or stock or other securities of the Company or any other corporation; or








             (n) to change the words "Mortgage Bonds" to "First Mortgage Bonds" in the descriptive title of all outstanding Mortgage Bonds at any time; or

             (o) to comply with the rules or regulations of any national securities exchange on which any of the Mortgage Bonds may be listed; or

             (p) to increase the aggregate principal amount of Mortgage Bonds which may be authenticated and delivered under the Mortgage. (See Section 14.01.)

        Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Mortgage in such a way as to require changes to the Mortgage or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Mortgage or at any time thereafter, were required by the Trust Indenture Act to be contained in the Mortgage, the Company and the Bond Trustee may, without the consent of the holders of any Mortgage Bonds, enter into one or more supplemental indentures to evidence or effect such amendment. (See Sections 14.01.)

        Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of the Mortgage Bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Mortgage pursuant to one or more supplemental indentures; provided, however, if less than all of the series of Mortgage Bonds outstanding (or less than all of the tranches of a particular series) are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding Mortgage Bonds of all series (or tranches) so directly affected, considered as one class, will be required. Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of the outstanding Mortgage Bonds of each series or tranche directly affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Mortgage Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a discount bond that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in which any Mortgage Bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), (b) permit the creation of any lien ranking prior to the lien of the Mortgage with respect to all or substantially all of the Mortgaged Property or terminate the lien of the Mortgage on all or






   substantially all of the Mortgaged Property, or deprive such holder of the benefit of the security of the lien of the Mortgage, (c) reduce the percentage in principal amount of the outstanding Mortgage Bonds of such series or tranche, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holder of which is required for any waiver of compliance with any provision of the Mortgage or any default thereunder and its consequences, or reduce the requirements for quorum or voting, or (d) modify certain of the provisions of the Mortgage relating to supplemental indentures, waiver of certain covenants and waivers of past defaults. A supplemental indenture which changes or eliminates any covenant or other provision of the Mortgage which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there are outstanding, Mortgage Bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of Mortgage Bonds of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Mortgage of the holders of the Mortgage Bonds of any other series or tranche. (See Section 14.02.)

   WAIVER

        The holders of at least a majority in aggregate principal amount of all Mortgage Bonds may waive the Company's obligations to comply with certain covenants, including the Company's obligation to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and to make such recordings and filings as are necessary to protect the security of the holders of Mortgage Bonds and the rights of the Bond Trustee, provided that such waiver occurs before the time such compliance is required. The holders of at least a majority of the aggregate principal amount of outstanding Mortgage Bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with the Company's obligation to maintain an office or agency where the Mortgage Bonds of such series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or tranches. (See Section 6.09.)

   EVENTS OF DEFAULT

        Each of the following events constitutes an "Event of Default" under the Mortgage:

             (1) failure to pay interest on any Mortgage Bond within 60 days after the same becomes due;

             (2) failure to pay principal of or premium, if any, on any Mortgage Bond within 15 days after its maturity;








             (3) failure to perform or breach of any covenant or warranty of the Company in the Mortgage (other than a covenant to pay interest, principal or premium with respect to any Mortgage
        Bond) for a period of 60 days after there has been given to the Company by the Bond Trustee, or to the Company and the Bond Trustee by the holders of at least 50% in principal amount of outstanding Mortgage Bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the Bond Trustee, or the Bond Trustee and the holders of a principal amount of Mortgage Bonds not less than the principal amount of Mortgage Bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Bond Trustee, or the Bond Trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by the Company within such period and is being diligently pursued; or

             (4) Certain events relating to reorganization, bankruptcy and insolvency of the Company and appointment of a receiver or trustee for its property. (See Section 10.01.)

   REMEDIES

        If an Event of Default occurs and is continuing, then the Bond Trustee or the holders of not less than a majority in principal amount of Mortgage Bonds then outstanding may declare the principal amount (or if the Mortgage Bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the Mortgage) of all of the Mortgage Bonds together with premium, if any, and interest accrued, if any, thereon to be immediately due and payable. At any such time after such declaration of the maturity of the Mortgage Bonds then outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the Bond Trustee as provided in the Mortgage, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

             (a) the Company has paid or deposited with the Bond Trustee a sum sufficient to pay:

                  (1) all overdue interest, if any, on all Mortgage Bonds then outstanding;

                  (2) the principal of and premium, if any, on any Mortgage Bonds then outstanding which have become due otherwise than by such declaration of acceleration and







             interest thereon at the rate or rates prescribed therefor in such Mortgage Bonds; and

                  (3)  all amounts due to the Bond Trustee as
             compensation and reimbursement as provided in the Mortgage;
             and

             (b) any other Event or Events of Default other than the non-payment of the principal of Mortgage Bonds which shall become due solely by such declaration of acceleration shall have been cured or waived as provided in the Mortgage. (See Sections 10.02 and 10.17.)

        The Mortgage provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Bond Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property or, with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the outstanding Mortgage Bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

        If an Event of Default occurs and is continuing, the holders of a majority in principal amount of the Mortgage Bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee, provided that (a) such direction does not conflict with any rule of law or with the Mortgage and could not involve the Bond Trustee in personal liability in circumstances where indemnity would not, in the Bond Trustee's sole discretion, be adequate, (b) such direction is not unduly prejudicial to the rights of the nonassenting holders, and (c) the Bond Trustee may take any other action deemed proper by the Bond Trustee which is not inconsistent with such discretion. (See Section 10.16.)

        The Mortgage provides that no holder of any Mortgage Bond will have any right to institute any proceeding, judicial or otherwise, with respect the Mortgage, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Bond Trustee written notice of a continuing Event of Default; (b) the holders of not less than a majority in aggregate principal amount of the Mortgage Bonds then outstanding have made written request to the Bond Trustee to institute proceedings in respect of such Event of Default and have offered the Bond Trustee reasonable indemnity against cost and liabilities incurred in complying with such request; and (c) for 60 days after receipt of such notice, the Bond Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of Mortgage Bonds then






   outstanding. Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Section 10.11.) Notwithstanding that the right of a holder to institute a proceeding with respect to the Mortgage is subject to certain conditions precedent, each holder of a Mortgage Bond has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Mortgage Bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. (See Section 10.12.) The Mortgage provides that the Bond Trustee will give the holders notice of any default under the Mortgage to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in paragraph (3) under "Event of Default" may be given until at least 45 days after the occurrence
   thereof.  (See Section 11.02.)   The Trust Indenture Act currently
   permits the Bond Trustee to withhold notice of default (except for certain payment defaults) if the Bond Trustee in good faith determines the withholding of such notice to be in the interests of the holders.

        As a condition precedent to certain actions by the Bond Trustee in the enforcement of the lien of the Mortgage and institution of action on the Mortgage Bonds, the Bond Trustee may require adequate indemnity against costs, expense and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)

   DEFEASANCE

        Any Mortgage Bond or Bonds, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Mortgage, and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Bond Trustee, in trust: (a) money in the amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Mortgage Bond or Bonds or portions thereof. (See Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.








   RESIGNATION OF THE BOND TRUSTEE

        The Bond Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by the holders of a majority in principal amount of Mortgage Bonds then outstanding delivered to the Trustee and the Company. No resignation or removal of the Bond Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Mortgage. In addition, so long as no Event of Default or event which, after notice of lapse of time, or both, would become an Event of Default has occurred and is continuing, under certain circumstances, if the Company has delivered to the Bond Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Mortgage, the Bond Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Mortgage. (See Section 11.10.)

   GOVERNING LAW

        The Mortgage is, and the Offered Mortgage Bonds will be, governed by the internal laws of the State of South Dakota.

   CONCERNING THE BOND TRUSTEE

        The Chase Manhattan Bank, the Bond Trustee under the Mortgage, has been a regular depositary of funds of the Company. There are instances under the Trust Indenture Act which would require the resignation of the Bond Trustee, such as an affiliate of the Bond Trustee acting as underwriter with respect to any of the Mortgage Bonds.

   REGISTRATION AND TRANSFER

        The transfer of the Mortgage Bonds may be registered, and Mortgage Bonds may be exchanged for other Mortgage Bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the office of The Chase Manhattan Bank, as Bond Registrar for the Mortgage Bonds, in Brooklyn, New York. The Company may change the place for registration of transfer of the Mortgage Bonds, may appoint one or more additional Bond Registrars (including the Company) and may remove any Bond Registrar, all at its discretion. (See Section 6.02.) The applicable Prospectus Supplement will identify any new place for registration of transfer and additional Bond Registrar appointed, and will disclose the removal of any Bond Registrar effected, prior to the date of such Prospectus Supplement. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Mortgage Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that






   may be imposed in connection with any registration of transfer or exchange of the Mortgage Bonds. The Company will not be required to issue, and no Bond Registrar will be required to register, the transfer of or to exchange (a) Mortgage Bonds of any series (including the Mortgage Bonds) during a period of 15 days prior to giving any notice of redemption, or (b) any Mortgage Bond selected for redemption in whole or in part, except the unredeemed portion of any Mortgage Bond being redeemed in part. (See Section 3.05.)

                       DESCRIPTION OF DEBT SECURITIES

        The Senior Debt Securities may be issued, in one or more series, from time to time under an Indenture between the Company and The Chase Manhattan Bank, as trustee. The Subordinated Debt Securities may be issued, in one or more series, from time to time under a Subordinated Debt Securities Indenture dated as of August 1, 1995 (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank (as successor to The Chase Manhattan Bank, N.A.), as trustee.
   The Chase Manhattan Bank, as trustee under the indentures (the "Indenture Trustee"), will act as indenture trustee for the purposes of the Trust Indenture Act. The form of the Indenture relating to the Senior Debt Securities and the Subordinated Indenture relating to the Subordinated Debt Securities (each, an "Indenture") are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

        The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indentures. Capitalized terms used under this heading which are not otherwise defined in this Prospectus will have the meanings given them in the applicable Indenture. References to article and section numbers in this description of the Debt Securities unless otherwise indicated are references to article and section numbers of each Indenture.

   GENERAL

        The Indentures do not limit the amount of Senior Debt Securities or Subordinated Debt Securities that may be issued thereunder. The Indentures provide that Senior Debt Securities or Subordinated Debt Securities, as the case may be, may be issued from time to time in one or more series. As of June 30, 1998, no Senior Debt Securities were outstanding under the Indenture relating to the Senior Debt Securities, and $32.5 million principal amount of Subordinated Debt Securities were outstanding under the Subordinated Indenture. The Debt Securities will be direct, unsecured obligations of the Company. The Senior Debt Securities will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company, and each series of Subordinated Debt Securities will be subordinate and junior in right of payment to other indebtedness of the Company to the extent set forth in the resolutions of the Company's Board of Directors or a special committee thereof (each, a "Board Resolution") establishing such series of Subordinated Debt Securities.






        The Prospectus Supplement relating to the series of Debt Securities offered thereby (the "Offered Debt Securities") will describe the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) the percentage of the principal amount at which the Offered Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon acceleration of the maturity thereof, or the method by which such portion will be determined; (iv) the date or dates on which the principal of the Offered Debt Securities will be payable; (v) the rights, if any, to defer payments of interest on the Offered Debt Securities by extending the interest payment period, and the duration of such extensions; (vi) in the case of Subordinated Debt Securities, the subordination terms of the Subordinated Debt Securities of such series; (vii) the rate or rates at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which such interest will accrue, or the method by which such date or dates will be determined; (viii) the dates on which such interest will be payable and the regular record dates for any interest payment dates and the basis on which interest will be calculated; (ix) the dates, if any, on which, and the price or prices at which the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (x) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof, and other detailed terms and provisions of such optional redemption; (xi) the denominations in which the Offered Debt Securities will be issuable and any provision for the Offered Debt Securities to be denominated, and payments thereon to be made, in currencies other than the United States dollar or in units based on or relating to such other currencies; (xii) any deletions from, modifications of or additions to the events of default or covenants of the Company with respect to the Offered Debt Securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein; and (xiii) any other terms of the Offered Debt Securities.

        Unless otherwise indicated in the applicable Prospectus Supplement, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $25 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.






        Unless otherwise indicated in the applicable Prospectus Supplement, the principal of, and any premium or interest on, the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the office of the Indenture Trustee in New York City; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register.

        Debt Securities may be issued as discount securities, which may be sold at a discount below their principal amount. These Debt Securities, as well as other Debt Securities that are not issued at a discount below their principal amount, may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" because of, among other things, certain interest payment characteristics. Special United States Federal income tax considerations applicable to Offered Debt Securities issued with original issue discount, including discount securities, will be described in more detail in the applicable Prospectus Supplement. In addition, special United States Federal income tax considerations or other restrictions or terms applicable to any Offered Debt Securities which are issuable in bearer form, offered exclusively to United States aliens, denominated in a currency other than United States dollars or having certain other characteristics will be set forth in the Prospectus Supplement relating thereto.

        The Indentures do not contain any provisions that may afford the holders of Debt Securities protection in the event of a highly leveraged transaction or other transaction involving the Company. The Indentures also do not contain any provisions that would limit the ability of the Company to incur indebtedness or to declare or pay dividends on its capital stock.

   SUBORDINATION

        Offered Debt Securities that are Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement. (See Section 301.)

   CERTAIN COVENANTS

        If Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred any event that would constitute an Event of Default under the Subordinated Indenture or (ii) the Company shall be in default with respect to its payment of any obligations under the related Guarantee, then (a) the Company may not declare or pay dividends (other than stock dividends paid in the same class of stock as that on which they are paid) on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation







   payment with respect to, any of its capital stock, and (b) the Company may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Subordinated Debt Securities. The Company is subject to the same limitations if Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, and the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing. (See Section 1009 of the Subordinated Indenture.)

        If Subordinated Debt Securities are issued to a Trust in connection with the issuance of Trust Securities by such Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Subordinated Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers or consolidations, each as permitted by the Trust Declaration of such Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (See Section 1010 of the Subordinated Indenture.)

   CONSOLIDATION, MERGER AND SALE

        The Company may not merge or consolidate with or into any other corporation, or sell or convey all or substantially all of its assets to any person, firm or corporation unless (i) such corporation or person is organized and validly existing under the laws of the United States or any state thereof and expressly assumes the Company's obligations under the Indenture, (ii) after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing and (iii) the Company shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel to the effect that such transaction complies with the Indenture. (See
   Section 801.)

   MODIFICATION OF INDENTURES

        Without the consent of the holders of any Debt Securities, the Company and the Indenture Trustee may modify or amend either Indenture for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of






   all or any series of Debt Securities; (iii) to add Events of Default for the benefit of the holders of all or any series of Debt Securities; (iv) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no outstanding Debt Securities of any series created prior thereto that are entitled to the benefit of such provision; (v) to establish the form or terms of Debt Securities of any series; (vi) to secure the Debt Securities; (vii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under the Indenture by more than one Indenture Trustee; and (viii) to close the Indenture with respect to the authentication and delivery of additional series of Debt Securities, or to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interest of holders of Debt Securities of any series. (See Section 901.)

        Except as provided above, the consent of the holders of not less than a majority in principal amount of all outstanding Senior Debt Securities or Subordinated Debt Securities, as the case may be, of all series affected by a proposed modification or amendment of the applicable Indenture, considered as one class, will be required to modify or amend the applicable Indenture; provided that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security of such series, among other things, (i) change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any Debt Security of such series, (ii) reduce the principal amount or the rate of interest on or any Additional Amounts payable in respect of, or any premium payable upon the redemption of, any Debt Security of such series or change the redemption provisions of any Debt Securities,
   (iii) change any obligation of the Company to pay Additional Amounts in respect of any Debt Security of such series, (iv) reduce the amount of principal of a Debt Security of such series that is a discount security and would be due and payable upon a declaration of acceleration of the maturity thereof, (v) adversely affect any right of repayment at the option of the holder of any Debt Security of such series, (vi) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security of such series, (vii) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof or any redemption date or repayment date therefor, (viii) reduce the above-stated percentage of holders of outstanding Debt Securities of such series necessary to modify or amend the Indenture or to consent to any waiver thereunder or reduce the requirements for voting or quorum described below, (ix) modify the change of control provisions, if any, or (x) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities of such series necessary to waive any past default. (See
   Section 902.)







   EVENTS OF DEFAULT

        Each Indenture provides, with respect to any series of Debt Securities outstanding thereunder, that any one or more of the following events that has occurred and is continuing constitutes an "Event of Default": (i) default in the payment of any interest upon any Debt Security of that series, or of any coupon appertaining thereto, when the same becomes due and payable and continues for 30 days (10 days in the case of Subordinated Debt Securities issued to a Trust); (ii) default in the payment of the principal of or any premium on any Debt Security of that series when due, whether at maturity, upon redemption, by declaration or otherwise; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Securities of that series; (iv) default in the performance or breach of any covenant or agreement of the Company in the Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to the Company from the Indenture Trustee or from the holders of at least 25% of the outstanding Debt Securities of that series; (v) certain events in bankruptcy, insolvency or reorganization of the Company; (vi) in the case of Subordinated Debt Securities issued to a Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers or consolidations, each as permitted by the Trust Declaration of such Trust; and (vii) any other Event of Default provided with respect to Debt Securities of that series. The Company is required to file annually with the Indenture Trustee an officer's certificate as to the Company's compliance with all conditions and covenants under each Indenture. Each Indenture provides that the Indenture Trustee may withhold notice to the holders of Debt Securities of any default, except in the case of a default on the payment of the principal of (or premium), if any, or interest on any Debt Securities or the payment of any sinking fund installment with respect to such Debt Securities, if it considers it in the interest of the holders of Debt Securities to do so. (See Section 501.)

        If an Event of Default under an Indenture, other than certain events with respect to bankruptcy, insolvency and reorganization of the Company, occurs and is continuing with respect to Debt Securities of a particular series, the Indenture Trustee or the holders of not less than 25% in principal amount of outstanding Debt Securities of that series may declare the outstanding Debt Securities of that series due and payable immediately. If an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization of the Company with respect to Debt Securities of a particular series occurs and is continuing, then the principal of all the outstanding Debt Securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the Indenture Trustee or any holder. (See Section 502.)






        Subject to the provisions relating to the duties of the Indenture Trustee, if an Event of Default with respect to Debt Securities of a particular series occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities of such series, unless such holders shall have offered to the Indenture Trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with such request. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under the applicable Indenture, or exercising any trust or power conferred on the Indenture Trustee with respect to the Debt Securities of that series. The Indenture Trustee may refuse to follow directions in conflict with law or the Indenture that may involve the Indenture Trustee in personal liability or may be unduly prejudicial to holders not joining therein. (See Section 512.)

        The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of all the Debt Securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected thereby. (See Section 513.)

   DEFEASANCE

        Each Indenture provides that, except as may be provided in respect of any series of Debt Securities, the Company may elect either to (i) defease and be discharged from any and all obligations with respect to any series of Debt Securities (except for the obligation to pay Additional Amounts, if any, to a holder who is not a United States person upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, and to hold moneys for payment in trust)






   ("defeasance") or (ii) be released from its obligations with respect to any series of Debt Securities or, if provided in the terms of such series of Debt Securities, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case, upon the irrevocable deposit by the Company with the Indenture Trustee (or other qualifying trustee), in trust, of an amount, in such currency in which such Debt Securities are then specified as payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities (with such applicability being determined on the basis of the currency, currency unit or composite currency in which such Debt Securities are then specified as payable at stated maturity) which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. The Company will not have the right to effect defeasance with respect to any series of Subordinated Debt Securities issued to a Trust. (See Sections 1401, 1402 and 1403.)

        The Company may effect defeasance or covenant defeasance only if, among other things, the Company has delivered to the Indenture Trustee an opinion of counsel to the effect that the holders of the affected Debt Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. (See Section 1404.)

        "Government Obligations" means securities that are (i) direct obligations of the government that issued the currency in which the Debt Securities of a particular series are payable, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government that issued the currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes certain depository receipts issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt. (See Section 101.)

        The Prospectus Supplement relating to the Offered Debt Securities may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Offered Debt
   Securities of or within a particular series and any related coupons.







   GOVERNING LAW

        The Indentures are, and the Debt Securities will be, governed by the internal laws of the State of New York. (See Section 112.) Information Concerning the Indenture Trustee

        The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indentures and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by either Indenture at the request of any holder of Debt Securities issued thereunder, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Indenture Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (See Section 601.)

   REGISTRATION AND TRANSFER

        The Offered Debt Securities will be issued as registered securities and either will be in certificated form or will be represented by Global Securities (as defined below). Registered Senior Debt Securities will be issuable in denominations of $1,000 and integral multiples of $1,000, and registered Subordinated Debt Securities will be issuable in denominations of $25 and integral multiples of $25, or in such other denominations as may be in the terms of the Debt Securities. (See Section 302.)

        Registered Debt Securities will be exchangeable for other registered Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. Registered Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Indenture Trustee in New York City or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in any Prospectus Supplement. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (See
   Section 305.)

        In the event of any redemption of any series of Debt Securities, the Company will not be required to: (i) issue, register the transfer of or exchange any Debt Securities of that series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close






   of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Securities, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or
   (iii) issue, register the transfer of or exchange any Debt Securities that have been surrendered for repayment at the option of the holder, except the portion if any, thereof not to be so repaid. (See Section 305.)

   GLOBAL SECURITIES

        The Offered Debt Securities may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below), which will be deposited with, or on behalf of, a depositary (the "Depositary") or its nominee identified in the applicable Prospectus Supplement. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as (i) a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary, or by any nominee to a successor Depositary or a nominee of such successor Depositary, and
   (ii) in the circumstances described in the applicable Prospectus Supplement. The term "Global Security," when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Indenture Trustee to the Depositary or pursuant to the Depositary's instruction, which will be registered in the name of the Depositary or its nominee and which will represent, and will be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining the interest rate.

        The specific terms of the depositary arrangement with respect to any Offered Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

        Unless otherwise specified in the applicable Prospectus Supplement, Offered Debt Securities that are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit on its






   book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

        So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the applicable Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders, or if an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under the applicable Indenture, then the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.








   MISCELLANEOUS

        The Company will have the right at all times to assign any of its respective rights or obligations under either Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain liable for all of its obligations. Subject to the foregoing, each Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. Each Indenture provides that it may not otherwise be assigned by the parties thereto. (See Section 803.)


             DESCRIPTION OF PREFERRED STOCK AND PREFERENCE STOCK

        The Company's Restated Certificate of Incorporation, as amended (the "Charter"), authorizes three classes of capital stock: Cumulative Preferred Stock, par value $100 per share; Preference Stock, par value $50 per share; and Common Stock, par value $1.75 per share. The following is a description of certain general terms and provisions of the Preferred Stock and the Preference Stock (collectively, the "Priority Stock"). This description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Charter and the certificate of designations relating to each series of Priority Stock (each a "Certificate of Designations"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Priority Stock.

   GENERAL

        The Charter authorizes 1,000,000 shares of Preferred Stock, par value $100 per share, and 1,000,000 shares of Preference Stock, par value $50 per share. The Preference Stock is junior to the Preferred Stock, but senior to the Common Stock. As of June 30, 1998, there were outstanding 26,000 shares of 4-1/2% Series Cumulative Preferred Stock, 11,500 shares of 6-1/2% Series Cumulative Preferred Stock, and no shares of Preference Stock.

        The Priority Stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law and the Charter, the Board of Directors of the Company is authorized to determine the voting power (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of Priority Stock that may be issued, and to fix the number of shares of each such series. Thus, the Board of Directors, without stockholder approval, could authorize the issuance of Priority Stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of








   Common Stock or other series of Priority Stock or that could have the effect of delaying, deferring or preventing a change in control of the Company. See "Description of Common Stock -- Certain Effects of Authorized but Unissued Stock."

        The Prospectus Supplement relating to the particular Priority Stock offered thereby (the "Offered Priority Stock") will describe the following terms of the Offered Priority Stock: (i) the designation and stated value per share of the Offered Priority Stock and the number of shares offered; (ii) the amount of liquidation preference per share of the Offered Priority Stock; (iii) the initial public offering price at which the Offered Priority Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends will be payable and the dates from which dividends will commence to accrue, if any; (v) any redemption or sinking fund provisions; (vi) any conversion or exchange rights; and (vii) any additional voting, dividend, redemption, liquidation, sinking fund and other rights, preferences, privileges, limitations and restrictions. The Priority Stock will be, upon issuance against full payment therefor, fully paid and nonassessable. The holders of Priority Stock will not have any preemptive rights. The applicable Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the Offered Priority Stock.

        The Priority Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the applicable Prospectus Supplement.

   RANK

        With respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company, each share of Preferred Stock will rank on a parity with each other share of Preferred Stock, irrespective of series, and will rank prior to the Common Stock and the Preference Stock and any other class or series of capital stock of the Company hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company. With respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company, each share of Preference Stock will rank on a parity with each other share of Preference Stock, irrespective of series, and will rank junior to the Preferred Stock but prior to the Common Stock and any other class or series of capital stock of the Company hereafter authorized over which the Preference Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

        The Priority Stock will be junior to all outstanding debt of the Company. Each series of Priority Stock will be subject to creation of preferred or preference stock ranking senior to, on a parity with or







   junior to such Priority Stock to the extent not expressly prohibited by the Company's Charter.

   DIVIDEND RIGHTS

        Holders of shares of the Offered Priority Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, payable quarterly on the first day of March, June, September and December in each year and at such rates per share per annum as set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 60 calendar days preceding the corresponding payment dates, as are determined by the Board of Directors.

        Dividends on the Priority Stock will be cumulative. No full dividend will be declared or paid or set apart for payment on any series of Preferred Stock or any series of Preference Stock for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all the outstanding shares of Preferred Stock or Preference Stock, as applicable, for all dividend periods terminating on or prior to the end of such dividend period. When dividends are not paid in full as aforesaid on all shares of Preferred Stock or Preference Stock, as the case may be, any dividend payments (including accruals, if any) on the Preferred Stock or Preference Stock, as applicable, will be paid to the holders of the shares of the Preferred Stock or Preference Stock, as the case may be, ratably in proportion to the respective sums which such holders would receive if all dividends thereon accrued to the date of payment were declared and paid in full. Accruals of dividends will not bear interest. So long as any shares of Preferred Stock or Preference Stock are outstanding, no dividends, whether in cash or property, will be paid or declared, nor will any distribution be made, on any class of stock ranking subordinate to the Preferred Stock or Preference Stock, as the case may be, nor will any shares of stock ranking subordinate to the Preferred Stock or Preference Stock, as the case may be, be purchased, redeemed or otherwise acquired for consideration by the Company or any subsidiary of the Company, unless all dividends on the Preferred Stock or Preference Stock, as applicable, for all past quarterly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart. The foregoing provisions will not, however, apply to a dividend payable solely in shares of any stock ranking subordinate to the Preferred Stock or Preference Stock, as the case may be, or to the acquisition of shares of any stock ranking subordinate to the Preferred Stock or Preference Stock, as the case may be, in exchange solely for shares of any other stock ranking subordinate to the Preferred Stock or Preference Stock, as applicable.







   LIQUIDATION RIGHTS

        In the event of a liquidation, dissolution or winding up of the Company, or any reduction in its capital resulting in any distribution of assets to the Company's shareholders, the holders of the Offered Priority Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Common Stock or any other security ranking junior to the Offered Priority Stock, to receive an amount per share determined by the Board of Directors and set forth in the applicable Prospectus Supplement plus accrued and unpaid dividends to the distribution or payment date (whether or not earned or declared). No payments will be made with respect to the Preference Stock until the full liquidation rights of the Preferred Stock have been satisfied. In the event that the assets available for distribution with respect to the Preferred Stock or Preference Stock, as the case may be, are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock or Preference Stock, as applicable, then such assets will be distributed to the holders of such Preferred Stock or Preference Stock, as the case may be, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment of the full amount of the liquidation preference, the holders of Priority Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the consolidation, merger, or reorganization, nor the sale or transfer of all or any part of the assets, of the Company will be deemed a liquidation, dissolution or winding up of the Company for purposes of this provision.

   REDEMPTION

        If so provided in the applicable Prospectus Supplement, the Offered Priority Stock may be redeemed by the Company, by action of the Board of Directors, at the redemption price set forth in the applicable Prospectus Supplement, plus accrued but unpaid dividends. From and after the date of redemption, all dividends on the Priority Stock called for redemption will cease to accrue, and all rights of the holders of such Priority Stock, other than the right to receive the redemption price, shall terminate.

   VOTING RIGHTS

        At any time dividends in an amount equal to four quarterly dividend payments on the Preferred Stock of any series, whether or not consecutive, are unpaid in whole or in part, holders of the Preferred Stock will have the right to a separate class vote to elect the smallest number of directors necessary to constitute a majority of the Company's Board of Directors at the next annual meeting of stockholders and thereafter until such arrearages in dividends have been declared and paid (or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto), at which time the rights of the holders of the Preferred Stock to elect such directors will cease and the terms of the directors elected






   by the holders of the Preferred Stock will terminate. In such event, the holders of the Common Stock, voting as a class, are entitled to elect the remaining directors, subject to the rights of the holders of the Preference Stock if there is a similar dividend arrearage on the Preference Stock. While the holders of the Preferred Stock are entitled to elect a majority of the Board of Directors, payment of dividends on the Preferred Stock shall not be unreasonably withheld if the financial condition of the Company permits their payment.

        At any time dividends in an amount equal to four quarterly dividend payments on the Preference Stock of any series, whether or not consecutive, are unpaid in whole or in part, holders of the Preference Stock will have the right to a separate class vote to elect two members of the Board of Directors at the next annual meeting of stockholders and thereafter until such arrearages in dividends have been declared and paid (or declared and a sum sufficient for the payment thereof set apart in trust for the holders entitled thereto), at which time the rights of the holders of the Preference Stock to elect such directors will cease and the terms of such two directors will terminate.

        Without the affirmative vote of the holders of two-thirds of the Preferred Stock or two-thirds of the Preference Stock, as the case may be, then outstanding (voting separately as a class, without respect to series), the Company may not (i) adopt any proposed amendment to the Company's Charter which authorizes any capital stock (which, in the case of the Preference Stock, includes any increase in the number of authorized shares of Preferred Stock), or any security or obligation convertible into any other capital stock, ranking prior in any respect to the Preferred Stock or the Preference Stock, as the case may be,
   (ii) change, by Charter Amendment or otherwise, the terms and provisions of the Preferred Stock or the Preference Stock, as the case may be, so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the outstanding Preferred Stock or Preference Stock, as the case may be, or the holders thereof, provided, that if any such amendment affects adversely the relative rights, preferences, qualifications, limitations or restrictions of less than all series of the Preferred Stock or less than all series of the Preference Stock, as the case may be, at the time outstanding, then only the affirmative vote of the holders of at least two-thirds of the shares of each series so affected is necessary, or (iii) with respect to the Preferred Stock, issue any shares of Preferred Stock or shares of any stock ranking pari passu with the Preferred Stock as to dividends or liquidation rights, or any securities convertible into shares of Preferred Stock or stock ranking pari passu with the Preferred Stock as to dividend or liquidation rights (otherwise than in exchange for or for the purpose of effecting the redemption or other retirement of not less than an equal number of shares of Preferred Stock or shares of any stock ranking pari passu with the Preferred Stock as to dividend or liquidation rights), unless the Common Stock equity (as defined in the Charter) is not less than the aggregate par value of all shares of






   Preferred Stock and the aggregate par value or stated value of all other shares of stock ranking prior to or pari passu with the Preferred Stock as to dividends or liquidation rights, which will be outstanding after the issue of the shares or convertible securities proposed to be issued.

        Without the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock or a majority of the shares of the Preference Stock, as the case may be, at the time outstanding (or, if an affirmative vote of the holders of the shares of the Preferred Stock or the Preference Stock of each series is required by law, without the affirmative vote of holders of at least a majority of the shares of the Preferred Stock or the Preference Stock, as the case may be, of each series at the time outstanding), the Company may not merge or consolidate with or into another corporation or sell, lease or exchange all or substantially all of the assets of the Company.

        The holders of Priority Stock are entitled to one vote per share on each matter submitted for their vote, other than the election of directors, which is subject to cumulative voting rights. In those instances when the holders of Priority Stock are entitled to elect certain directors, each holder is entitled to a number of votes equal to the number of shares owned by such holder multiplied by the number of directors to be elected by the holders of the Preferred Stock or the holders of the Preference Stock, as the case may be.

        None of the foregoing voting requirements will apply if at the time provision has been made for the redemption of the outstanding Priority Stock.

        Except as described above or as required by law, the Offered Priority Stock will not be entitled to any voting rights unless provided for in the applicable Certificate of Designations and set forth in the applicable Prospectus Supplement.

   NO OTHER RIGHTS

        The Offered Priority Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Charter and the applicable Certificate of Designations or as otherwise required by law.

   TRANSFER AGENT AND REGISTRAR

        The transfer agent and the registrar for the Offered Priority Stock will be described in the applicable Prospectus Supplement.








                          DESCRIPTION OF COMMON STOCK

        The following is a description of certain terms of the Common Stock. This description does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Charter.

   General

        The Company is authorized to issue up to 50,000,000 shares of Common Stock. As of June 30, 1998, there were 17,842,524 shares of Common Stock outstanding held by approximately 8,900 stockholders of record. Subject to the limitations described below and the prior rights of the Preferred Stock and Preference Stock, the Common Stock is entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to one vote per share. There is no provision for cumulative voting or preemptive rights. The holders of Preferred Stock and the holders of Preference Stock are each entitled to elect a certain number of directors of the Company in the event of a default in the payment of four quarterly dividends on any series of such stock and have voting rights with respect to amendments of the Charter affecting certain of their rights and in the case of certain mergers, consolidations and dispositions of substantially all the Company's assets. See "Description of Preferred Stock and Preference Stock." Upon any liquidation, voluntary or involuntary, of the Company, holders of Common Stock are entitled ratably to all the assets of the Company after payment of the Company's liabilities and satisfaction of the liquidation preferences of the Preferred Stock and the Preference Stock. The outstanding shares of Common Stock are, and any shares of Common Stock offered pursuant to a Prospectus Supplement (upon issuance against full payment therefor) will be, fully paid and nonassessable.

        The Common Stock is listed on the New York Stock Exchange. The transfer agents and registrars for the Common Stock are Norwest Bank Minnesota, N.A. and the Company.

   LIMITATIONS ON DIVIDENDS

        The Company may not declare or pay cash dividends on the Common Stock unless full dividends on all shares of Preferred Stock and Preference Stock then outstanding for the current and all past quarterly dividend periods have been paid or provided for. Also, dividends on the Common Stock may not be paid unless the Company has complied with all sinking fund requirements for those series of Preferred Stock and Preference Stock which have such requirements.

   RIGHTS

        The Company has a Stockholder Rights Plan, which it first adopted in 1996, pursuant to which each share of Common Stock has associated with it one Common Stock Purchase Right ("Right"). Each Right, when exercisable, entitles the registered holder to purchase from the






   Company one share of Common Stock at a price of $50.00 per share (as adjusted for the two-for-one stock split in May 1997), subject to further adjustments. The Rights are evidenced by the Common Stock certificates and may not be exercised or transferred separately from the Common Stock until ten days after a person or group acquires, or announces a tender offer which would result in its acquiring, beneficial ownership of securities having 15% or more of the voting power of all outstanding voting securities of the Company.

        In the event that a person or group acquires 15% or more or the Company's voting power, or if the Company merges or engages in certain self-dealing transactions with a 15% or more stockholder, each Right will entitle the holder (other than the 15% or more stockholder) to purchase a number of shares of Common Stock (or, if the Company is not the surviving corporation, shares of common stock of the surviving corporation), having a market value of two times the exercise price of the Right.

        The Rights do not have voting rights and are redeemable at the option of the Company at a price of $.005 per Right at any time before the Rights become exercisable. Unless earlier redeemed, the Rights will expire on December 10, 2006.

   RESTRICTIONS ON CHANGE OF CONTROL

        The Company's Charter contains certain provisions which will make it difficult for any party to obtain control of the Company through transactions not approved by the Board of Directors of the Company, including the following:

             (i) The Board of Directors is divided into three classes, only one of which stands for election each year for a three year term of office, thereby requiring two successive annual elections for a party or group acquiring control to replace a majority of the incumbent directors.

             (ii) Directors may be removed from office before their terms expire only for cause.

             (iii) To authorize certain "business combinations" between the Company and any person or entity which owns 10% or more of the outstanding Common Stock, or an affiliate of such a person or entity, the approving vote of the holders of at least 75% of the outstanding Common Stock must be obtained, unless certain "fair price" and other financial and procedural conditions are satisfied, coupled with approval of the transaction by a majority of "Continuing Directors."

             (iv) Amendment of the foregoing Charter provisions must be approved by the holders of at least 75% of the outstanding shares of the Company's Common Stock.







        In addition, the Company is subject to the "business combination" statute of the Delaware General Corporation Law (Section 203). In general, this statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) the transaction is approved by the board of directors prior to the date the interested stockholder obtains such status, (ii) upon consummation of the transaction in which the interested stockholder obtains such status, the interested stockholder beneficially owned at least 85% of the outstanding shares of the corporation's voting stock owned by stockholders other than (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." "Business combination" includes mergers, asset sales and other transactions resulting in financial benefit to the "interested stockholder." An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) beneficially 15% or more of a corporation's voting stock.

        The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer or proxy contest, the assumption of control of the Company by a holder of a large block of the Company's stock or other person, or the removal of incumbent management, even if such actions may be beneficial to the Company's stockholders generally.

   CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

        The Company's authorized but unissued shares of Common Stock, Preferred Stock and Preference Stock may be issued without additional stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate corporate acquisitions. The issuance of Preferred Stock or Preference Stock could have the effect of delaying or preventing a change in control of the Company. The issuance of Preferred Stock or Preference Stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the Common Stock.

        One of the effects of the existence of unissued and unreserved Common Stock, Preferred Stock or Preference Stock may be to enable the Board to issue shares to persons friendly to current management which






   could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

   LIMITATION OF DIRECTOR LIABILITY

        The Charter contains a provision that limits the liability of the Company's directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. Such limitation does not, however, affect the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
   (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

               DESCRIPTION OF THE TRUSTS' PREFERRED SECURITIES

        The following is a description of certain general terms and provisions of the Preferred Securities. This description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the form of Trust Declaration, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Wilmington Trust Company will act as Property Trustee under each Trust Declaration and as an indenture trustee for purposes of the Trust Indenture Act.

        Each Trust may issue only one series of Preferred Securities.
   The Prospectus Supplement relating to the particular Preferred Securities offered thereby (the "Offered Preferred Securities") will describe the following terms of the Offered Preferred Securities: (i) the designation of the Offered Preferred Securities, (ii) the number of Offered Preferred Securities, (iii) the annual distribution rate (or method of determining such rate) for the Offered Preferred Securities and the date or dates upon which such distributions will be payable, (iv) whether distributions on the Offered Preferred Securities will be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on






   such Preferred Securities will accumulate, (v) the amount or amounts to be paid out of the assets of the applicable Trust to the holders of the Offered Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust, (vi) the obligation, if any, of the applicable Trust to purchase or redeem the Offered Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which the Offered Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of the Offered Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Trusts or of both, as a condition to specified action or amendments to the Trust Declaration of the applicable Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of the Offered Preferred Securities consistent with the applicable Trust Declaration or with applicable law. All Offered Preferred Securities will be guaranteed by the Company to the extent set forth below under "Description of the Guarantees." Certain United States Federal income tax considerations applicable to any Offered Preferred Securities will be described in the applicable Prospectus Supplement.

        In connection with the issuance of Preferred Securities, each Trust will issue one series of Common Securities having such terms, including distribution, redemption, voting and liquidation rights, limitations and restrictions, as shall be set forth in the applicable Trust Declaration. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu with, and payments will be made thereon pro rata with, the Preferred Securities except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Capital Financing Trustees of a Trust. All of the Common Securities of each Trust will be directly or indirectly owned by the Company.

                        DESCRIPTION OF THE GUARANTEES

        Set forth below is a description of certain terms and provisions of the Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. The description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Wilmington Trust Company will act as trustee under each Guarantee (the "Guarantee Trustee") and as an indenture trustee for purposes of the Trust






   Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Trust.

   GENERAL

         Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by a Trust, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments with respect to Preferred Securities issued by a Trust (the "Guarantee Payments"), to the extent not paid by such Trust, will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid distributions that are required to be paid on such Preferred Securities, to the extent the Company has made a payment of interest or principal on the Subordinated Debt Securities, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent the Company has made a payment of interest or principal on the Subordinated Debt Securities, with respect to any Preferred Securities called for redemption by such Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on such Preferred Securities to the date of payment to the extent such Trust has funds legally available therefor and (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing such Trust to pay such amounts to such holders.

        Each Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the applicable Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions due to the extent such Trust lacks funds legally available therefor as a result of a failure by the Company to make payments of interest or principal on the Subordinated Debt Securities. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Trust, such Trust will not pay distributions on the Preferred Securities issued by a Trust and will not have funds legally available therefor. See "Description of Debt Securities."

        The Company and the Trusts believe that the Guarantees, taken together with the Company's obligations under the Subordinated
   Indenture and the Subordinated Debt Securities and the provisions of






   the Trust Declaration, are substantially equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities.

        The Company has also agreed to irrevocably and unconditionally guarantee the obligations of the Trusts with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantees, except that, upon an event of default under the Subordinated Indenture, holders of Preferred Securities under the Guarantees will have priority over holders of Common Securities under the Common Securities Guarantees with respect to distributions and payments on liquidation, redemption or otherwise.

   CERTAIN COVENANTS OF THE COMPANY

        In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guarantee or the Trust Declaration of such Trust, then (a) the Company will not declare or pay any dividend (other than stock dividends paid in the same class of stock as that on which they are paid) on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Company will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities.

   MODIFICATION OF THE GUARANTEES; ASSIGNMENT

        Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable Trust. All guarantees and agreements contained in a Guarantee will bind the successors, assignees, receivers, trustees and representatives of the Company and will inure to the benefit of the holders of the Preferred Securities of the applicable Trust then outstanding.

   EVENTS OF DEFAULT

        An "Event of Default" under the Guarantee will occur upon the failure of the Company to perform any of its payments or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities of the applicable Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.






        If the Guarantee Trustee fails to enforce such Guarantee, any holder of Preferred Securities of the applicable Trust may, after such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the relevant Trust, the Guarantee Trustee or any other person or entity.

        The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance.

        The Company is required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions under each of the Guarantees.

   INFORMATION CONCERNING THE GUARANTEE TRUSTEE

        The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Guarantee and, after default with respect to a Guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

   TERMINATION OF THE GUARANTEES

        Each Guarantee will terminate as to the Preferred Securities issued by the applicable Trust upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of the Subordinated Debt Securities held by the Trust to the holders of the Preferred Securities of such Trust, or upon full payment of the amounts payable in accordance with the applicable Trust Declaration upon liquidation of such Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

   STATUS OF THE GUARANTEES

        Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any






   affiliate of the Company, and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by a Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

        Each Guarantee will constitute a guarantee of payment and not of collection (allowing the guaranteed party to institute a legal proceeding directly against the Company to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).


   GOVERNING LAW

        Each Guarantee will be governed by the internal laws of the State of New York.

                            PLAN OF DISTRIBUTION

        The Company, the Trusts (with respect to Preferred Securities) and the Selling Stockholders (with respect to shares of Common Stock) may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. Any sale of Securities by the Company to one or more underwriters may include stand-by call arrangements or other arrangements whereby an underwriter purchases Securities directly or indirectly from the Company in connection with a redemption of securities convertible into Securities.

        The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the offered Securities.

        In connection with the sale of Securities, underwriters or agents acting on the Company's behalf may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating






   dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of Securities may be deemed to be underwriting discounts and commissions under the Securities. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company and the Selling Stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the amount of Securities sold pursuant to Contracts will be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investments companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. The obligations of any purchaser under any Contract will not be subject to any conditions except that (i) the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by the Contracts. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of the Contracts.

                            SELLING STOCKHOLDERS

        Up to 1,279,476 shares of Common Stock may be offered by or for the accounts of the Selling Stockholders listed in the table below. The Selling Stockholders were stockholders of Empire Energy Corporation ("Empire Energy"), which merged with a wholly owned subsidiary of the Company in 1996. In connection with that merger, the Company and the Selling Stockholders entered into a Warrant Issuance and Exchange Agreement, pursuant to which the Company issued warrants to purchase Common Stock ("Warrants") to the former stockholders of Empire Energy, including the Selling Stockholders. The Warrants are exercisable for Common Stock at an exercise price of $18.225 per share. Except as a result of their ownership of the Warrants, their stock ownership of Empire Energy prior to its acquisition by the Company and their positions with Empire Energy, none of the Selling Stockholders or any of their affiliates, other than Kermit Clay, Charles Jones and Link Young, has had within the






   past three years any material relationship with the Company or any of its affiliates. Messrs. Clay, Jones and Young are currently employees of Cornerstone Propane, L.P., an affiliate of the Company.

        The Selling Stockholders beneficially own an aggregate of 1,279,476 shares of Common Stock, all of which represent shares that may be acquired upon exercise of Warrants held by such persons.

        The following table sets forth certain information as of June 15, 1998 with respect to the Common Stock beneficially owned by each Selling Stockholder:

                                                      Shares
                                                   Beneficially
                Name                                 Owned(1)
                ----                               ------------
                Bill Byrne                             39,730
                Kermit Clay                            19,866
                David Dean                             27,840
                Luther Gill                            72,936
                Charles Jones                          50,896
                Earl L. Noe                            79,896
                Stephen R. Plaster Trust              593,764
                Floyd J. Waterman                      71,776
                Larry A. Weis                          73,516
                Robert W. Wooldridge                  225,476
                Link Young                             23,780


   (1)  Issuable upon exercise of Warrants held by such person.


                         EXPERTS AND LEGAL OPINIONS

        The financial statements and schedules included in Form 10-K and incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

        The legality of the Securities of the Company offered hereby will be passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Declarations and the creation of the Trusts will be passed upon by Richards, Layton & Finger, PA, Wilmington, Delaware.











     No person has been authorized to give any information                                $500,000,000
     or to make any representation not contained in this
     Prospectus in connection with the offer made by this                           NORTHWESTERN CORPORATION
     Prospectus and, if given or made, such information or                               MORTGAGE BONDS
     representation must not be relied upon as having been                           SENIOR DEBT SECURITIES
     authorized by the Company.  This Prospectus is not an                        SUBORDINATED DEBT SECURITIES
     offer to sell or a solicitation of an offer to buy any                        CUMULATIVE PREFERRED STOCK
     of the securities offered hereby in any jurisdiction                               PREFERENCE STOCK
     to any person to whom it is unlawful to make such                                    COMMON STOCK
     offer in such jurisdiction.  Neither the delivery of
     this Prospectus nor any sale made hereunder shall,
     under any circumstances, create any implication that                       NORTHWESTERN CAPITAL FINANCING I
     there has been no change in the affairs of the Company                     NORTHWESTERN CAPITAL FINANCING II
     since the date hereof.                                                    NORTHWESTERN CAPITAL FINANCING III
                                                                                      PREFERRED SECURITIES
                             CONTENTS                                     Guaranteed to the extent set forth herein by
                                                                                    NORTHWESTERN CORPORATION
                                                        Page
                                                        ----

     Available Information . . . . . . . . . . . . . . .   4
     Documents Incorporated by Reference . . . . . . . .   5
     Northwestern  . . . . . . . . . . . . . . . . . . .   6
     The Trusts  . . . . . . . . . . . . . . . . . . . .   6
     Use of Proceeds   . . . . . . . . . . . . . . . . .   7
     Ratio of Earnings to Fixed Charges and                                                PROSPECTUS
       Earnings to Combined Fixed Charges
       and Preferred Dividends   . . . . . . . . . . . .   8
     Price Range of Common Stock and Dividends . . . . .   8
     Description of Mortgage Bonds   . . . . . . . . . .   9
     Description of Debt Securities  . . . . . . . . . .  24
     Description of Preferred Stock and
       Preference Stock  . . . . . . . . . . . . . . . .  35
     Description of Common Stock   . . . . . . . . . . .  41
     Description of the Trusts' Preferred Securities . .  44
     Description of the Guarantees . . . . . . . . . . .  45
     Plan of Distribution  . . . . . . . . . . . . . . .  49                              _______, 1998
     Selling Stockholders  . . . . . . . . . . . . . . .  50
     Experts and Legal Opinions  . . . . . . . . . . . .  51




                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses in connection with the issuance and distribution of the securities covered hereby are estimated to be as follows:

        Securities and Exchange Commission filing fee  . . . . . . . . . . . . . . . . . . . . . . . . .   $ 156,742
                                                                                                            ----------
        Printing and engraving   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  50,000
                                                                                                            ----------
        Transfer Agent and Registrar fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   1,000
                                                                                                            ----------
        Legal fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  50,000
                                                                                                            ----------
        Accounting fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   2,000
                                                                                                            ----------
        Trustee's fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  14,000
                                                                                                            ----------
        Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $   1,258
                                                                                                            ----------
                                                                 Total                                     $ 275,000
                                                                                                            ----------

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-Laws of Northwestern Corporation (the "Company") provide for indemnification by the Company of each of its directors and officers to the fullest extent permitted by Delaware law for liability (including liability arising under the Securities Act of 1933) of such director or officer arising by reason of his or her status as a director or officer of the Company, provided that he or she met the standards established in the By-Laws, which include requirements that he or she acted in good faith and in a manner he or she reasonably believed to be in the Company's best interest. The Company will also advance expenses prior to final disposition of an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if the director or officer is not entitled to indemnification. All rights to indemnification and advancement of expenses are deemed to be a contract between the Company and its directors and officers. The determination that a director or officer has met the standards established in the By-Laws may be made by a majority vote of a quorum consisting of disinterested directors, an opinion of counsel (if no such quorum is available or even if attainable, a quorum of disinterested directors so directs), a majority vote of stockholders, or a court (which may also overturn any of the preceding determinations).

        The directors and officers of the Company are covered by insurance policies indemnifying against certain liabilities, including






   certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

        Under each Trust Declaration the Company will agree to indemnify each of the trustees or predecessor trustees of the registrant trusts (each a "Trust") with respect to the applicable Trust Declarations and to hold each such trustee harmless against any loss, damage, claim, liability or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Declarations, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Declarations.

   ITEM 16.  EXHIBITS.

        Reference is made to information contained in the Exhibit Index filed as a part of this Registration Statement.

   ITEM 17.  UNDERTAKINGS.

        Each of the undersigned registrants hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;








   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to
   Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
   1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.












                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Huron, State of South Dakota, on the 30th day of June, 1998.

                               NORTHWESTERN CORPORATION
                               (Registrant)

                               By   /s/ Merle D. Lewis
                                    ------------------------------------
                                    Merle D. Lewis
                                    Chairman and Chief Executive Officer

                          ________________________

                              POWER OF ATTORNEY

        Each director and officer of the Company whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of such person, and to file, any amendment to the registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendment may make such other changes in the registration statement as the agent for service deems appropriate.
                          ________________________

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Date                                               Signature and Title
        June 30, 1998                                      /s/ M. D. Lewis
        ----------------------                             -----------------------------------
                                                               M. D. Lewis, Chairman and Chief Executive Officer

        June 30, 1998                                      /s/ R. R. Hylland
        ----------------------                             -----------------------------------
                                                               R. R. Hylland, President, Chief Operating Officer
                                                                 and Director

        June 30, 1998                                      /s/ D. K. Newell
        ----------------------                             ------------------------------------
                                                               D. K. Newell, Vice President-Finance
                                                                 and Chief Financial Officer
                                                                 (Principal Financial Officer)






        June 30, 1998                                      /s/ David A. Monaghan
        ----------------------                                 -----------------------------------
                                                               David A. Monaghan, Controller
                                                                 and Treasurer
                                                                 (Principal Accounting Officer)

        June 30, 1998                                      /s/ Randy G. Darcy
        ----------------------                                 -----------------------------------
                                                               Randy G. Darcy, Director

        June 30, 1998                                      /s/ Gary G. Drook
        ----------------------                                 -----------------------------------
                                                               Gary G. Drook, Director

        June 30, 1998                                      /s/ Jerry W. Johnson
        ----------------------                                 -----------------------------------
                                                               Jerry W. Johnson, Director

        June 30, 1998                                      /s/ Aelred J. Kurtenbach
        ----------------------                                 -----------------------------------
                                                               Aelred J. Kurtenbach, Director

        June 30, 1998                                      /s/ Larry F. Ness
        ----------------------                                 -----------------------------------
                                                               Larry F. Ness, Director

        June 30, 1998                                      /s/ Gary Olson
        ----------------------                                 -----------------------------------
                                                               Gary Olson, Director

        June 30, 1998                                      /s/ Raymond M. Schutz
        ----------------------                                 -----------------------------------
                                                               Raymond M. Schutz, Director

        June 30, 1998                                      /s/ Bruce I. Smith
        ----------------------                                 -----------------------------------
                                                               Bruce I. Smith, Director





















        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Huron, State of South Dakota, on the 1st day of July, 1998.

                               NORTHWESTERN CAPITAL FINANCING I
                               (Registrant)

                               By:  NORTHWESTERN CORPORATION, Sponsor

                                    By:  /s/ Merle D. Lewis
                                         --------------------------------
                                             Merle D. Lewis
                                             Chairman and Chief Executive
                                             Officer

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Huron, State of South Dakota, on the 1st day of July, 1998.

                               NORTHWESTERN CAPITAL FINANCING II
                               (Registrant)

                               By:  NORTHWESTERN CORPORATION, Sponsor

                                    By:  /s/ Merle D. Lewis
                                         --------------------------------
                                             Merle D. Lewis
                                             Chairman and Chief Executive
                                             Officer

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Huron, State of South Dakota, on the 1st day of July, 1998.

                               NORTHWESTERN CAPITAL FINANCING III
                               (Registrant)

                               By:  NORTHWESTERN CORPORATION, Sponsor

                                    By:  /s/ Merle D. Lewis
                                         --------------------------------
                                             Merle D. Lewis
                                             Chairman and Chief Executive
                                             Officer






                                EXHIBIT INDEX


        The following documents are filed as part of the Registration Statement or are incorporated by reference.

   4(a)(1) General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, from the Company to The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(a) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

   4(a)(2) Supplemental Indenture dated as of August 15, 1993, to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, executed by the Company to The Chase
             Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(b) of Form 8-K, dated August 16, 1993, Commission File No. 0-692.

   4(a)(3) Supplemental Indenture dated August 1, 1995, to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, executed by the Company to The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(b) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

   4(a)(4) Supplemental Indentures dated September 1, 1995, to the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, executed by the Company to The Chase Manhattan Bank (National Association), as Trustee, are incorporated by reference to Exhibits 4(a)(5), 4(a)(6) and 4(a)(7) of Form 10-K, dated December 31, 1995, Commission File No. 0-692.

   4(b)(1) Copy of Sale Agreement between Company and Mercer County, North Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993, is incorporated by reference to Exhibit 4(b)(1) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

   4(b)(2) Copy of Loan Agreement between Company and Grant County, South Dakota, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993A, is incorporated by reference to Exhibit 4(b)(2) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

   4(b)(3) Copy of Loan Agreement between Company and Grant County, South Dakota, dated June 1, 1993, related to issuance of






             Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993B, is incorporated by reference to Exhibit 4(b)(3) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

   4(b)(4) Copy of Loan Agreement between Company and City of Salix, Iowa, dated June 1, 1993, related to issuance of Pollution Control Refunding Revenue Bonds (Northwestern Public Service Company Project) Series 1993, is incorporated by reference to Exhibit 4(b)(4) of Registrant's report on Form 10-Q for the quarter ending June 30, 1993, Commission File No. 0-692.

   4(b)(5) Preferred Securities Guarantee Agreement, dated August 3, 1995, between the Company and Wilmington Trust Company is incorporated by reference to Exhibit 1(d) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

   4(b)(6) Declaration of Trust of NWPS Capital Financing I is incorporated by reference to Exhibit 4(d) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

   4(b)(7) Amended and Restated Declaration of Trust of NWPS Capital Financing I is incorporated by reference to Exhibit 4(e) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

   4(b)(8) Subordinated Debt Securities Indenture, dated August 1, 1995, between the Company and The Chase Manhattan Bank (National Association), as Trustee, is incorporated by reference to Exhibit 4(f) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

   4(b)(9) First Supplemental Indenture, dated August 1, 1995, to the Subordinated Debt Securities Indenture is incorporated by reference to Exhibit 4(g) of Form 8-K, dated August 30, 1995, Commission File No. 0-692.

   4(b)(10)* Form of Indenture between the Company and The Chase
             Manhattan Bank, as Trustee.

   4(b)(11)* Certificate of Trust of Northwestern Capital Financing I.

   4(b)(12)* Restated Certificate of Trust of NWPS Capital Financing II.

   4(b)(13)* Restated Certificate of Trust of NWPS Capital Financing III.

   4(b)(14)* Declaration of Trust of Northwestern Capital Financing I.

   4(b)(15)* First Amendment to the Declaration of Trust of NWPS Capital
             Financing II.

   4(b)(16)* First Amendment to the Declaration of Trust of NWPS Capital
             Financing III.







   4(b)(17)* Form of Amended and Restated Declaration of Trust of
             Northwestern Capital Financing I, II and III.

   4(b)(18)* Form of Guarantee Agreement for Northwestern Capital I, II and III.

   5(a)* Opinion of Schiff Hardin & Waite re legality of securities being registered.

   5(b)* Opinions of Richards, Layton & Finger P.A. re legality of securities being registered.

   23(a)*    Consent of Arthur Andersen LLP.

   23(b) Consent of Schiff Hardin & Waite (included in the opinion filed as Exhibit 5(a)).

   23(c) Consent of Richards, Layton & Finger P.A. (included in the opinion filed as Exhibit 5(b)).

   24 Powers of Attorney contained in signature page of Registration Statement.

   25(a)* Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture.

   25(b)* Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of Northwestern Capital Financing I.

   25(c)* Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of Northwestern Capital Financing II.

   25(d)* Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Declaration of Trust of Northwestern Capital Financing III.

   25(e)* Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Guarantee Agreement relating to Northwestern Capital Financing I.

   25(f)* Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Guarantee Agreement relating to Northwestern Capital Financing II.

   25(g)* Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Guarantee Agreement relating to Northwestern Capital Financing III.

   __________
   *    Filed herewith.

                                    II-9